                                                           Exhibit 99.(b)(10)(b)


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our reports dated March 18, 2005 with respect to the financial statements of COUNTRY Investors Variable Annuity Account and April 1, 2005 with respect to the financial statements of COUNTRY Investors Life Assurance Company, in Post-Effective Amendment No. 3 the Registration Statement (Form N-4 No. 333-104424) and related Prospectus of COUNTRY Investors Variable Annuity Account (Individual Flexible Premium Deferred Variable Annuity Contract) dated May 1, 2005.


                                             /s/ERNST & YOUNG LLP


Des Moines, Iowa
April 26, 2005